As filed with the Securities and Exchange Commission on July 19, 2012

                                                     Registration No. 333-181229
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-1/A-5


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                PN MED GROUP INC.
                 (Name of small business issuer in its charter)

           Nevada                                  4700                          EIN 99-0367049
(State or other Jurisdiction of        (Primary Standard Industrial              (IRS Employer
Incorporation or Organization)          Classification Code Number)          Identification Number)

                           San Isidro 250, depot 618,
                             Santiago, Chile 8240400
                               Tel: 569-659-22350
                                Fax: 775-981-9001
                           Email: pnmedgroup@gmail.com
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              INCORP SERVICES, INC.
            2360 Corporate Circle Suite 400, Henderson NV 89074-7722
                    Tel: (702) 866-2500, Fax: (702) 866-2689
    (Address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
======================================================================================================
   Title of Each                              Proposed Maximum     Proposed Maximum
Class of Securities    Amount of Shares to     Offering Price        Aggregate           Amount of
 To be Registered         be Registered         Per Share(1)       Offering Price    Registration Fee
-----------------------------------------------------------------------------------------------------
Common Stock               5,000,000               $0.02              $100,000           $11.46
======================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act. THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                                   PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                PN MED GROUP INC
                   UP TO A MAXIMUM OF 5,000,000 COMMON SHARES
                            AT $0.02 PER COMMON SHARE

This is the initial offering of common stock of PN Med Group Inc. and no public market currently exists for the securities being offered. We are offering for sale a total of 5,000,000 shares of common stock at a fixed price of $.02 per share. The duration of this offering shall terminate in two years from the initial effective date of this offering There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Pedro Perez Niklitschek, an officer and director of PN Med Group Inc. or ("PNMG INC.") intends to sell the common shares directly. No commission or other compensation related to the sale of the common shares will be paid to Mr. Pedro Perez Niklitschek. The intended methods of communication include, without limitations, telephone, and personal contact.

                     Offering Price                          Proceeds to Company
                       Per Share          Commissions          Before Expenses
                       ---------          -----------          ---------------
Common Stock             $0.02          Not Applicable            $100,000
Total                    $0.02          Not Applicable            $100,000

PNMG Inc. is a development stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for PNMG INC. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an "emerging growth company" under the Jumpstart Our Business Startups ("JOBS") Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1. On the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2. On the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3. On the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4. On the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto."

A "large accelerated filer" is an issuer that, at the end of its fiscal year, meets the following conditions:

1. It has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;

2. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

3. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer's size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 5 THROUGH 10 BEFORE BUYING ANY SHARES OF PNMG INC.'S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

                          SUBJECT TO COMPLETION, DATED

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                            3
RISK FACTORS                                                                  5
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS                          9
USE OF PROCEEDS                                                               9
DETERMINATION OF OFFERING PRICE                                              11
DILUTION                                                                     11
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATIONS                                                   12
DESCRIPTION OF BUSINESS                                                      17
LEGAL PROCEEDINGS                                                            20
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                  20
EXECUTIVE COMPENSATION                                                       21
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                               22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT               22
PLAN OF DISTRIBUTION                                                         23
DESCRIPTION OF SECURITIES                                                    24
DISCLOSURE OF COMMISSION POSITION REGARDING INDEMNIFICATION FOR
 SECURITIES ACT LIABILITIES                                                  25
LEGAL MATTERS                                                                25
INTERESTS OF NAMED EXPERTS AND COUNSEL                                       25
EXPERTS                                                                      25
AVAILABLE INFORMATION                                                        25
INDEX TO THE FINANCIAL STATEMENTS                                            26

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "PNMG INC." REFERS TO PN MED GROUP INC. THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

                                    PNMG INC.

We were incorporated in the State of Nevada on January 30, 2012. PN Med Group Inc. (or "the company" or "PNMG") is a distributor of medical supplies and equipment to municipalities, hospitals, pharmacies, care centers, and clinics in Chile. We are a development stage company, and have not yet commenced operations or generated revenues to date. We intend to provide reliable and fast service with low prices to our customers. We expect to generate revenues from sales of our supplies to customers. A customer will order our supplies by telephone, from our website www.pnmedgroup.com using special form, or directly at an arranged meeting with our representative. We will import all the supplies and equipment straight from the manufacturer in China and deliver them to our potential clients in Chile without the help of commission base agents. We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds"). To implement our plan of operations we need ($24,450) and pay ongoing legal fee associated with this offering ($10,000); we require a minimum of $34,450 for the next twelve months as described in our Plan of Operations. Our monthly burn rate is approximately $2,871. This is a simple monthly estimate of company's expenses that include all the expenses described in our plan of operations; it is calculated by dividing $34,450 by 12 months. Being a development stage company, we have very limited operating history. We will seek to implement our plan of operations even if we are unable to raise $34,450 through this offering. If we raise less than 25% of the offering, we will spend our proceeds as described in the $25,000 scenario. When we will require additional funds, we will attempt to raise them through sale of additional common stock or through director loans. We do not have any arrangements to raise additional funds at this time. A more detailed breakdown of costs is included in our plan of operations. The month on which we will run out of funds will depend on the amount of funds we raise in this offering.

Our principal executive office is located at San Isidro 250, depto 618, Santiago, Chile, 8240400. Our telephone number is (569) 65922350.

From inception on January 30, 2012 until the date of this filing, we have had limited operating activities. Our financial statements from inception on January 30, 2012 through March 31, 2012 report no revenues and a net loss of $4,657. Our independent registered public accounting firm has issued an audit opinion for PNMG Inc which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We do not anticipate earning revenues until such time as we enter into commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell our products.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer                       PNMG INC.

Securities Being Offered         5,000,000 shares of common stock

Price Per Share                  $0.02

Duration of the Offering         The duration of this offering shall terminate
                                 in two years from the initial effective date of this offering.

Net Proceeds                     $100,000 - this is the maximum net proceeds and
                                 there is no minimum and no guarantee we will raise any funds in this offering.

Securities Issued and
Outstanding                      There are 5,000,000 shares of common stock
                                 issued and outstanding as of the date of this prospectus. 5,000,000 shares held by our President, Pedro Perez Niklitschek.

Registration Costs               We estimate our total offering registration
                                 costs to be approximately $10,000.

Risk Factors                     See "Risk Factors" and the other information in
                                 this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WITHOUT THE FUNDING FROM THIS OFFERING WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

Our current operating funds are less than necessary to complete our intended operations of distributing medical supplies and equipment to Chile. We will need the funds from this offering to commence activities listed in our business plan. As of March 31, 2012, we had cash in the amount of $8,443 and liabilities of $4,657. We currently do not have any operations and we have no income.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING FROM THIS OFFERING. AS A RESULT, THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $4,657 for the period from our inception on January 30, 2012 to March 31, 2012, and have no revenues to date. Our future is dependent upon our ability to obtain financing from this offering. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Silberstein Ungar, PLLC, our independent registered public accountant, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise funds. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant's comments when determining if an investment in PNMG Inc. is suitable.

WE MAY FACE DAMAGE TO OUR PROFESSIONAL REPUTATION IF OUR FUTURE CLIENTS ARE NOT SATISFIED WITH OUR SERVICES. IN THIS CASE, IT IS UNLIKELY THAT WE WILL BE ABLE TO OBTAIN FUTURE ENGAGEMENTS. IF WE ARE UNABLE TO OBTAIN ENGAGEMENTS, INVESTORS ARE LIKELY TO LOSE THEIR ENTIRE INVESTMENT.

As a distribution company, we depend and will continue to depend to a large extent on referrals and new engagements from our former customers, as we will attempt to establish a reputation for professional service company and integrity to attract and customers. As a result, if a customer is not satisfied with our services, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Accordingly, no assurances can be given that we will obtain customers in the foreseeable future.

IF WE DO NOT ATTRACT POTENTIAL CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A CESSATION OF OPERATIONS.

We currently have no signed agreements with our potential customers to purchase our services. At this time we have approached five local potential clients with view to offer our product to them: Hospital Claudio Vicuna, Dr. Juan Villagran Gacia, Municipality of Puerto Montt, EquilLab LTDA, and Santa Maria Clinic. There is no guarantee we will ever conduct business with these or any other potential customers. Even if we obtain business from the above listed potential customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell our products at prices that generate a profit.

THE DISTRIBUTION INDUSTRY IS CYCLICAL AND IS SENSITIVE TO CHANGING ECONOMIC CONDITIONS; WE ARE IN THE MIDST OF AN INDUSTRY AND GENERAL ECONOMIC SLOWDOWN OR RECESSION THAT COULD MATERIALLY ADVERSELY IMPACT OUR BUSINESS.

Distribution services historically have been subject to substantial cyclical variation characterized by periods of oversupply and weak demand. We believe that many factors affect the industry, including consumer confidence in the economy, the level of personal discretionary spending, interest rates, fuel prices, credit availability and unemployment rates. At this time, we cannot predict the severity or duration of the slowdown and we cannot assure that our business will not be materially adversely affected if it continues or worsens. Accordingly, you are likely to lose your entire investment if the current slump in distribution industry continues.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment. Our competition includes small and midsized companies, and many of them may sell the same services at competitive prices. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription that could preclude or delay the return of money to you.

IF WE ARE UNABLE TO RECRUIT, MOTIVATE AND RETAIN QUALIFIED PERSONAL, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND CASH FLOWS COULD BE MATERIALLY AND ADVERSELY AFFECTED.

The success of our business will depend upon our ability to attract and retain through independent contractor or other arrangements, qualified employees who possess the skills and experience necessary to meet the needs of our operations. We will compete in markets in which unemployment is generally relatively low and the competition for skilled employees is intense.
We cannot assure that qualified employees will be available in sufficient numbers and on terms acceptable to us. The inability to attract and retain qualified personal, could materially and adversely affect our business, financial condition, results of operations and cash flows.

BECAUSE OUR CURRENT PRESIDENT AND OFFICERS DEVOTE LIMITED AMOUNT OF TIME TO THE COMPANY, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Pedro Perez Nikltschek, our President, currently devotes approximately 20 hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Nikltschek to our company could negatively impact our business development.

Mr. Urra, our secretary and executive officer, currently devotes approximately 20 hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Urra to our company could negatively impact our business development.

OUR PRESIDENT MR. NIKLITSCHEK INFORMALLY AGREED TO ADVANCE US THE FUNDS NECESSARY TO PAY PROFESSIONAL FEES AND OPERATING EXPENSES; HOWEVER, HE HAS NOT LEGALLY OBLIGATED TO PROVIDE SUCH FUNDING POTENTIALLY CAUSING OUR BUSINESS TO FAIL.

Mr. Niklitschek informally agreed to advance us the funds for professional fees and operating expenses; however, he has not formally agreed to do so and therefore not legally obligated to provide such funding. Since we have no formal agreement with Mr. Niklitschek for the advancement of funds, Mr. Niklitschek may fail to advance us the funds, if needed.

OUR PRESIDENT, WHO IS ALSO A PROMOTER, WILL HOLD 50% OF OUR OUTSTANDING SHARES OF COMMON STOCK AFTER THE OFFERING AND CONTROL US.

Our sole director, who is also a promoter will hold 50% of our outstanding shares of common stock after the offering and controls us. As a result, Mr. Niklitschek will be able to elect all of our directors and control our operations.

OUR EXECUTIVE OFFICERS AND DIRECTOR DO NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, OR MANAGING A PUBLIC COMPANY

Our executive officers and director do not have any experience conducting a best-effort offering or managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Also, our executive's officers' and director's lack of experience of managing a public company could cause you to lose some or all of your investment.

THERE IS NO MINIMUM NUMBER OF SHARES THAT HAS TO BE SOLD IN ORDER FOR THE OFFERING TO PROCEED

We do not have a minimum amount of funding set in order to proceed with the offering. If not enough money is raised to begin operations, you might lose your entire investment because we may not have enough funds to implement our business plan.

WE HAVE NO REVENUE AND LIMITED ASSETS

We have no revenue and limited assets and our registered certified public accountants have issued an opinion expressing substantial doubt about our ability to continue as a going concern; our limited operations and the likelihood that we will incur losses for the foreseeable future represent material risks to our potential investors.

RISKS ASSOCIATED WITH THIS OFFERING

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 (exclusive of the value of investor's primary residence) or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan. We do not have any plans where to seek this alternative financing at present time.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("BB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between PN Med Group Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $10,000 cost of this registration statement to be paid from existing cash on hand. If necessary, Mr. Niklitschek, our Chairman, has verbally agreed to loan the company funds to complete the registration process. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

WE HAVE ELECTED TO USE THE EXTENDED TRANSITION PERIOD FOR COMPLYING WITH NEW OR REVISED ACCOUNTING STANDARDS UNDER SECTION 102(B)(1). AS A RESULT OF THIS ELECTION OUR FINANCIAL STATEMENTS MAY NOT BE COMPARABLE TO COMPANIES THAT COMPLY WITH PUBLIC COMPANY EFFECTIVE DATES.

PNMG has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result our financial statements may not be comparable to companies that comply with public company effective dates.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated. This is the maximum net proceeds and there is no minimum and no guarantee we will raise any funds in this offering.

                                 $25,000      $50,000      $75,000      $100,000
                                 -------      -------      -------      --------
Legal and professional fees      $10,000      $10,000      $10,000      $10,000
Order supplies and equipment     $ 7,000      $13,000      $37,000      $62,000
Establishing an office           $   850      $13,000      $13,000      $13,000
Advertising                      $   500      $   500      $   500      $   500
Web development                  $   150      $ 1,500      $ 2,500      $ 2,500
Car                              $ 6,500      $12,000      $12,000      $12,000

We will allocate our proceeds as described in each of the scenarios described in the Use of Proceeds table and the following disclosures.

Regardless of the amount of funds raised we will initially seek to use the proceeds of the offering to cover our legal and professional fees of $10,000 for all of our scenarios.

$25,000

Legal and professional fees will include legal fees, accounting fees, audit fees, Edgar filling fees, transfer agent fees; PNMG's legal and professional fees are estimated to be $10,000 for the year, regardless of the amount of funds raised in this offering.

Ordering supplies and equipment section will consist of potential orders of medical supplies and equipment. We intend to purchase supplies and equipment utilizing proceeds from this offering and funds from Mr. Niklitschek if necessary. Our first order will be in the amount of $7,000.

Establishing an office will include all the costs of establishing and maintaining an office/storage space, furniture, technology (computer, printer), office supplies, communication (telephone, internet). To start establishing an office will cost us $550 for laptop, $300 for four chairs; We are currently using our director's home office for business purposes, we do not pay rent to Mr. Niklitschek and have no arrangements to pay the rent in the future.

Advertising column includes printing of product list brochures for our potential clients and it will cost us $500. This will be true for all our scenarios.

Web development column will consist of costs of developing and hosting our website, potential upgrades and additions.

Twelve months hosting with registration of our domain www.pnmedgroup.com will cost the Company $150

For delivering our supplies and equipment we will be using Pedro Niklitschek's car (2007 Suzuki) to deliver products. Mr. Niklitschek will bill us $.25 per each km driven after we realize some revenue. We are not including this expense in the use of proceeds table because these costs will be paid out of the revenue that we will generate. We will not use the proceeds from this offering to pay Mr. Niklitschek for this expense. We will also be renting one or more cars for $6,500 per year depending on the amounts of orders.

If we raise more than $25,000 in this offering we will use our proceeds as follows under each offering scenario:

$50,000

Legal and professional fees will include legal fees, accounting fees, audit fees, Edgar filling fees, transfer agent fees; PNMG's legal and professional fees are estimated to be $10,000 for the year regardless of the amount of funds raised.

Order supplies and equipment expenses: will increase to $13,000 as we will purchase additional supplies and equipment to keep in our inventory.

Establishing an office expenses: will increase to $13,000 as we will purchase additional computers and furniture and we will rent an office space with storage (approximately 500 sq. feet) in the center of Santiago.

Advertising column includes printing of product list brochures for our potential clients and it will cost us $500 regardless of the amount of funds raised in this offering.

Web development expenses: will increase to $1,500 as extra funds will be paid to web developer to add additional features and improve our website.

Car expenses: will increase to $12,000 as we will purchase a car (2007-2009 Peugeot Partner).

$75,000

Legal and professional expenses: will stay the same regardless of the amount of funds raised in this offering.

Order supplies and equipment expenses: will increase to $37,000 as we will purchase additional supplies and equipment to keep in our inventory.

Establishing an office expenses: will stay at $13,000.

Advertising column includes printing of product list brochures for our potential clients and it will cost us $500.

Web development expenses: will increase to $2,500 as extra funds will be paid to web developer to add additional features and improve our website.

Car expenses: will stay at $12,000.

$100,000

Legal and professional expenses: will stay the same regardless of the amount of funds raised in this offering.

Order supplies and equipment expenses: will increase to $62,000 as we will purchase additional supplies and equipment to keep in our inventory.

Establishing an office expenses: will stay at $13,000.

Advertising column includes printing of product list brochures for our potential clients and it will cost us $500.

Web development expenses: will stay at $2,500.

Car expenses: will stay at $12,000.


If we are unable to raise at least $25,000 we will allocate our proceeds as described in the $25,000 scenario. We will initially seek to use the proceeds of the offering to cover our legal and professional fees of $10,000 as stated in the Use of Proceeds table and then allocate the remaining proceeds to other uses proportionally as described in the $25,000 scenario. We will also seek to raise additional funds through the sale of our common stock or obtain additional loans from our director. We do not have any arrangements to raise additional funds or obtain loans as of today.

We intend to hire two employees as soon as our operations grow estimated to be at the end of December 2012. Our employees will be compensated solely by commission payments based on their performance. The payment to our employees will come from medical supplies and equipment sales. Proceeds of this offering will not be used to pay our employees.

If necessary, Mr.Niklitschek, our president, has verbally agreed to loan the company funds to complete the registration process and to implement our complete business plan.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The price of the current offering is fixed at $0.02 per common share. This price is significantly higher than the price paid by our director and officers for common equity since the Company's inception on January 30, 2012. There are 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus. Mr.Niklitschek, our director and president, paid $.001 per share for the 5,000,000 common shares. Assuming completion of the offering, there will be up to 10,000,000 common shares outstanding. The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level                    $100,000     $75,000      $50,000     $25,000
-------------                    --------     -------      -------     -------
Offering price                    $0.02        $0.02        $0.02       $0.02
Net tangible book value per
 common share before offering     $0.0001      $0.0001      $0.0001     $0.0001
Increase per common share
 attributable to investors        $0.0100      $0.0085      $0.0066     $0.0040
Pro forma net tangible book
 value per common share
 after offering                   $0.0100      $0.0086      $0.0067     $0.0041
Dilution to investors             $0.0100      $0.0114      $0.0133     $0.0159
Dilution as a percentage
 of offering price                     50%          57%          66%         80%

Based on 5,000,000 common shares outstanding as of March 31, 2012 and total stockholder's equity of $343 utilizing audited March 31, 2012 financial statements.

As of March 31, 2012, the net tangible book value of our shares of common stock was $5,000 or approximately $ 0.001 per share based upon 5,000,000 shares outstanding.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Our cash balance is $8,443 as of March 31, 2012. We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Mr. Niklitschek, our president, who has informally agreed to advance funds to us. Our president has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering. We are a development stage company and have generated no revenue to date.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to expand operations but we cannot guarantee that once we expand operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

PLAN OF OPERATION

Our sales and marketing strategy will expand our customer's base as quickly as possible. The marketing thrust will consist of direct contact to the responsible personal at selected hospitals, clinics, and care centers, the distribution of our product list along with our guarantee of fast services to Pharmacies, Municipalities, and home based care centers, and direct mailing to new high worth individuals using the resources of a list company.

We will not be conducting any product research or development. We do not expect to purchase or sell plant of any kind. Upon completion of our public offering, our specific goal is to profitably sell our products. Our plan of operations is as follows:

                                 $25,000      $50,000      $75,000      $100,000
                                 -------      -------      -------      --------
Legal and professional fees      $10,000      $10,000      $10,000      $10,000
Order supplies and equipment     $ 7,000      $13,000      $37,000      $62,000
Establishing an office           $   850      $13,000      $13,000      $13,000
Advertising                      $   500      $   500      $   500      $   500
Web development                  $   150      $ 1,500      $ 2,500      $ 2,500
Car                              $ 6,500      $12,000      $12,000      $12,000

LEGAL AND PROFESSIONAL FEES

Period: 1-12 months
Legal fee associated with this offering is estimated to be $10,000.

ORDER SUPPLIES AND EQUIPMENT

Period: 5-8 months
We will also order sufficient amount of medical supply and equipment from our supplier in China, our minimum cost are: $7,000 if we raise 25% from our offering; $13,000 if we raise 50% from this offering; $37,000 if we raise 75% from this offering; and, $62,000 if we raise 100% from this offering.

ESTABLISHING AN OFFICE

Period: 3-5 months
If the Company realizes 25% sales from our offering, we will purchase office equipment such as computer (laptop): $550, office table and few chairs: $300. If the Company sells 50%-100% of stock from our offering, we will purchase additional computers and furniture ($7,000) as well as we will rent an office space with storage (approximately 500 sq. feet) in the center of Santiago. Cost of lease for a year $6,000.

ADVERTISING OUR PRODUCTS TO POTENTIAL CLIENTS

Period: 8-10 months
Realizing 25%-100% sales of common stock from our offering, PNMG will receive our products from the manufacturer. The Company will deliver our products to our potential customers. We will advertise our products by printing our products list brochures for our potential clients and it will cost us approximately $500. We also plan to list our products free of charge on a national webpage www.mercadopublico.cl PNMG will begin approaching hospitals, clinics, care centers, pharmacies and municipalities and offering our products and services to their representatives; negotiating price, payment details, delivery times. The Company will begin blogging, e-newsletters, social networking, searching engine optimizer (SEO). We will follow up with our current customers and try to generate new referrals as well as continue looking for potential customers throughout the territory of Chile.

WEB DEVELOPMENT

Period: 1-3 months
Twelve months hosting with registration of our domain will cost the company $150 (www. hostgator.com). If we realize 50% sales from our offering, we will pay additional $1,350 to add sample projects slideshows realized in 3D, video galleries of product demos, customizable forms to capture valuable info from customers, addition of PayPal account to offer a reliable way to make payments to the company account, maps and driving directions for locals. Facebook and twitter accounts were added as a way of communicating with potential clients. If the company realizes 75%-100% of sales from our offering, additional Future Website Maintenance to pages will be required for our website including updating links and making minor changes to a sentence or paragraph. It does not include major page reconstruction, new pages, guestbooks, discussion webs, navigation structure changes. Major page code and/or graphics changes and additions will be made by our designer. This will cost us additional $1,000.

BUYING 2ND CAR, HIRING EMPLOYEES, NEW AGREEMENTS

Period: 10th-12th month

To start delivering our supplies and equipment we will be using Pedro Niklitschek's car (2007 Suzuki). Mr. Niklitschek will bill us $.25 per each km driven only after we realize some revenue. We did not include this expense in the Use of Proceeds table because these costs will be paid out of the revenue that we will generate. We will not use the proceeds from this offering to pay Mr. Niklitschek for this expense.

If the Company realizes 25% sales from our offering we will lease one or more cars that will be used for deliveries in addition to Mr. Niklitschek's car. This will cost us $6,500 for the year. If we raise 50%-100% of sales from this offering PNMG will purchase additional car for our operations. The number of new cars will depend on the amount of revenue that we have available. We will purchase 2007-2009 Peugeot Partner (cost estimated $12,000).

In this term we also plan to hire two more sales representatives and two more drivers to make deliveries to our potential clients. Compensation will be in form or commission payment from sales.

Total: $25,000

To implement our plan of operations ($25,000) and pay ongoing legal fee associated with this offering ($10,000) we require a minimum of $35,000 for the next twelve months as described in our Plan of Operations. If we only sell 25% or less of our offered shares we will still seek to implement our plan of operations. If we require an additional investment to implement our plan of operations and can not raise it through our offering, Mr. Niklitschek informally agreed to advance us the funds for professional fees and operating expenses; however, he has not formally agreed to do so and therefore not legally obligated to provide such funding. We have no written agreement that after twelve months period we may need additional financing. We do not currently have any arrangements for additional financing.

Until we start to sell our products we do not believe that our operations will be profitable. If we are unable to attract customers to order supplies with us we may have to suspend or cease operations.

Mr. Niklitschek, our president, will be devoting approximately 20 hours per week of his time to our operations. Once we expand operations, and are able to attract more and more customers to buy our product, our president has agreed to commit more time as required. Because Mr. Niklitschek will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

RESULTS OF OPERATIONS

FROM INCEPTION JANUARY 30, 2012 TO MARCH 31, 2012

During the period we incorporated the company, prepared a business plan, and executed an agreement with Kangtai Medical Devices Co., the supplier, in China.

The following are some of the terms of the agreement:

     a)   This agreement became effective on February 25, 2012.
     b) PNMG have agreed to make an order from Kangtai Medical Devices Co. at least once every 5 months and diligently promote their products.
     c) Kangtai Medical Devices Co will act as our supplier of medical devices throughout the territory of Chile.
     d) Manufacturer agrees to furnish Distributor with reasonable quantities of Manufacturer's catalogs, manuals, advertising literature and other sales aids that may be available by Manufacturer.
     e) Kangtai Medical Devices Co. offers us free shipping, discount prices and a fast processing time.
     f) Without limitation, the following events shall constitute grounds for termination by Manufacturer:
          (a) if Distributor shall file or have filed against it a petition in bankruptcy or insolvency or if Distributor shall make an assignment for benefit of its creditors of if Distributor's viability as a going concern should, in Manufacturer's judgment, become impaired;
          (b) if Distributor fails to provide and maintain a proper and sufficient sales force;
          (c) if Distributor degrades and places in bad repute the name and reputation of Manufacturer expressly or by virtue of its methods of handling and/or promoting the Products;
          (d) if Distributor fails to meet any other of its obligations hereunder; or
          (e)  if Distributor fails to meet minimum purchase goals

     g) Except as may be otherwise determined pursuant to the laws of the jurisdiction where Distributor has its principle office, Manufacturer shall have no liability to Distributor by any reason of any termination or cancellation of this Agreement by Manufacturer, including without limitation, liability for direct or indirect damages on account of loss of income arising from anticipated sales, compensation, or for expenditures, investments, leases or other commitments or for loss of goodwill or business opportunity or otherwise.
     h) Upon termination by either Manufacturer of Distributor, Manufacturer shall have the option of buying back from Distributor any new unsold Products purchased from Manufacturer, at the prices charged to Distributor, less Manufacturer's then applicable restocking charge, if any, and less any additional expenses incurred by Manufacturer arising out of termination by Distributor

With the expansion of the company we intend to sign more agreements with suppliers and factories in other countries such as India, Philippines, Turkey, Poland, and Kazakhstan.

We have hired a contractor, Caroline Olmedo at Olmedo Web Designs, to develop our website www.pnmedgroup.com. The following sections were added: Home/Concept/ Products/Forum/Contact us. Our customers will be able to submit order requests, view current orders online and/or contact us via email linked to our website. ?The contractor used Macromedia(R) Dreamweaver for our website development. ?The goal was to design a website to fully work in multiple browsers and multiple versions of code/pages. Caroline Olmedo represents and warrants that the website will be supported by the following versions: Microsoft(R) Internet Explorer versions 5 and higher, Netscape Navigator/ Communicator version 4 and higher, Mozilla Firefox version 1.0 and above. While the Contractor made reasonable efforts to design a fully-functional website, Caroline Olmedo warranty does not cover AOL, text-based browsers or requested special effects that were not advised by Contractor. HTML and Flash technologies were merged to ensure that the website is positioned higher in search engine rankings. The website is operational as of February 2012. It will cost $150 for domain hosting for the year.

Our loss since inception is $4,657 for filing costs related to the incorporation of the Company and cost of Nevada business license and bank fees. In the first quarter we used our cash we had to pay expenses associated with this offering. Our current cash on hand will be used to pay the fees and expenses of this offering.

Since inception, we have sold a total of 5,000,000 shares of common stock to our secretary and our director for net proceeds of $5,000.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2012 the Company had $8,443 cash and our liabilities were $4,236, comprising $4,236 owed to Pedro Niklitschek, our president. Since inception through March 31, 2012, we have sold 5,000,000 shares of common stock. Mr. Niklitschek our president has paid a price of $0.001 per share, for aggregate proceeds of $5,000. To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to sell all the shares required. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise the necessary funds to proceed with all phases of our plan of operation. Proceed of $25,000 from this offering will likely allow us to operate for at least one year.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The company's director, Pedro Niklitschek, has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investment previously made would be lost in its entirety.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

Management believes that current trends toward lower capital investment in start-up companies, volatility in the distribution industry will pose the most significant challenges to the Company's success over the next year and in future years. Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. PNMG has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result our financial statements may not be comparable to companies that comply with public company effective dates.

The Company's management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to sell less than all its shares under this offering the Company would be forced to scale back or abort completely the implementation of its 12-month plan of operations.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the cash basis method of accounting for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

PN Med Group Inc. accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under Statement 109, a liability method is used whereby deferred tax assets and liabilities are determined based on temporary differences between basis used of financial reporting and income tax reporting purposes. Income taxes are provided based on tax rates in effect at the time such temporary differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not, that the Company will not realize the tax assets through future operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards statements No. 107, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                             DESCRIPTION OF BUSINESS

GENERAL

We were incorporated in the State of Nevada on January 30, 2012. PN Med Group Inc. is a distributor of medical supplies and equipment to municipalities, hospitals, pharmacies, care centers, and clinics in Chile. We are a development stage company, and have not yet commenced operations or generated revenues to date. The Company will import all the supplies and equipment directly from the manufacturers in China and deliver them to our potential clients in Chile.

At this stage, we have no revenues. The operations we have engaged in are the development of our website, business plan as well as a distribution agreement with Kangtai Medical Devices Co. who is our product supplier in China. We have approached five potential clients ranging from hospitals, clinics, and office-based physicians with view to offer our product to them. They have expressed interest in our product but we did not obtain any guarantees or commitments form them to date.

The majority of our business will be initially marketed in Chile but as our operations expand, we plan to expand to other South American markets.

CONCEPT

PNMG will focus on providing helpful customer service. We will have vast selection of products as well as same- day delivery services within 100 miles radius. We also offer a no minimum order size and no shipping charges, as well as returns of unused, saleable products for an instant credit.

OUR PRODUCTS

The list of products we intend to offer will vary from day to day supplies to more specific medicine droppers and tubes, to very sophisticated medical equipment. Below some of the products that we are in a process of ordering:

Cotton wool, white blisters, laboratory bottle rings, mouth universal feeding bottles, latex bulbs, medicine droppers, plastic bottles, cotton swabs, cotton gloves, pediatrics bottle baskets, stainless steel round baskets, sterile cytological brushes, latex pacifiers, mom strips, cell chamber covers, glass funnel, amber bottles special, canning lid, bottle with lid, frosted glass bottles, germane laboratory bottles, cytological unit spray, syringe swab tube, rack with pipe plastic, needle syringe, key step with Teflon, surgical tubes, indicator paper, glass duck female and male urinary, white blood cells pipette, sterile latex etc.

CUSTOMERS

At this time we had preliminary talks with potential clients: Hospital Claudio Vicuna, Dr. Juan Villagran Garcia, Municipality of Puerto Montt, EquiLab LTDA, and Santa Maria Clinic. All of them have specified to us the products that they require on regular basis and we are going to include them in every one of our orders. These potential clients have expressed interest in our product and verbally agreed to give us the preference when ordering. However we did not execute any agreement with these potential clients and they do not have any obligation to purchase our product.

MARKETING

Initially, our main way of promoting our services will be by soliciting prospective clients directly and describing our list of products and services. Another way will be by arranging a meeting directly with the potential customer thru referrals.

Once we have ordered our initial inventory of products based on the "wish list" from our potential clients and more, we will be checking the following website www.mercadopublico.cl to see the products requirements by future potential clients. The website lists all the clinics and hospitals which are looking for specific equipment and supplies; they put up their requests daily and the lists remain online for the duration of 10-30 days being updated everyday. Once we will have the product that is being listed, we then contact the customer to negotiate the price, time frame, payment and delivery. Once we will complete the order, we will try to arrange for future orders.

Another main communications channel will be the digital media via Internet. We plan to promote our products at our website www.pnmedgroup.com. Our website will list the benefits of using our products. We will print business cards and have our website listed on it. The client will also be able to submit order requests, view current orders online and/or contact us via email linked to our website or call our company directly.

Furthermore, we plan to attend different fairs and trade shows to further promote our business, hand out business cards, meet potential clients and referrals.

At last, the best marketing of our business will be our low prices. We will focus on sourcing our product from suppliers with high quality product and competitive pricing. Involving no commission base agents we will take the product straight from the factory to the buyer, keeping the prices low.

CUSTOMER SERVICE

We intend to follow-up on our previous orders to make sure everything worked out well and our potential clients don't have any problems or concerns. We will offer same- day delivery on a regular basis with no minimum order size and no shipping charges. Customer order received by or before 10:30 am will be delivered same day within a 100 miles radius. Within 30 miles radius, the order will be delivered the same day if received by noon. At first, Mr. Niklitschek or the secretary will use Pedro Niklitschek's car (2007 Suzuki) to deliver products. Mr. Niklitschek will bill us $.25 per each km driven as soon as we generate some revenue. We have not included this expense in the use of proceeds section because these costs will be paid out of the revenue that we generate. We will not use the proceeds from this offering to pay Mr. Niklitschek for this expense. We may require more cars on the road to service our potential clients; we will then rent one or more cars for the cost of $6,500. When our operations expand by March 2013 we plan on purchasing 2007-2009 Peugeot Partner (cost $12,000).

Returns of unused, saleable products will be accepted for an instant credit and left in our inventory for resale to another client.

AGREEMENT

We have signed an agreement, dated February 25, 2012 with Kangtai Medical Devices Co. who is located in China. The following are some of the terms of the agreement:

     a) Kangtai Medical Devices Co. offers us free shipping, discount prices and a fast processing time.
     b) PNMG have agreed to make an order from Kangtai Medical Devices Co. at least once every 5 months and diligently promote their products.
     c) Kangtai Medical Devices Co will act as our supplier of medical devices throughout the territory of Chile.
     d) Manufacturer agrees to furnish Distributor with reasonable quantities of Manufacturer's catalogs, manuals, advertising literature and other sales aids that may be available by Manufacturer.
     e) This Agreement became effective as of February 25, 2012 hereof upon execution by an officer or other authorized representative of the Manufacturer and by an authorized representative of Distributor and shall remain in effect for 3 years thereafter unless previously terminated by either party for any other reason upon not less than thirty (30) calendar days prior written notice to the other party.

          Without limitation, the following events shall constitute grounds for termination by Manufacturer:

          (a) if Distributor shall file or have filed against it a petition in bankruptcy or insolvency or if Distributor shall make an assignment for benefit of its creditors of if Distributor's viability as a going concern should, in Manufacturer's judgment, become impaired;
          (b) if Distributor fails to provide and maintain a proper and sufficient sales force;
          (c) if Distributor degrades and places in bad repute the name and reputation of Manufacturer expressly or by virtue of its methods of handling and/or promoting the Products;
          (d) if Distributor fails to meet any other of its obligations hereunder; or
          (e)  if Distributor fails to meet minimum purchase goals

          Except as may be otherwise determined pursuant to the laws of the jurisdiction where Distributor has its principle office, Manufacturer shall have no liability to Distributor by any reason of any termination or cancellation of this Agreement by Manufacturer, including without limitation, liability for direct or indirect damages on account of loss of income arising from anticipated sales, compensation, or for expenditures, investments, leases or other commitments or for loss of goodwill or business opportunity or otherwise.

          Upon termination by either Manufacturer of Distributor, Manufacturer shall have the option of buying back from Distributor any new unsold Products purchased from Manufacturer, at the prices charged to Distributor, less Manufacturer's then applicable restocking charge, if any, and less any additional expenses incurred by Manufacturer arising out of termination by Distributor

With the expansion of the company we intend to find more variety of suppliers and factories in other countries such as India, Philippines, Turkey, Poland, and Kazakhstan.

PRICES AND PAYING

Chile has a free-trade agreement with China, so we will not need to pay any duties on our products coming from there. It will take approximately 2-3 months to receive our order. Our prices on products will have an additional Chilean government obligatory 19% tax. Payments shall be made to one of our accounts without any deductions.

Payments by Customer shall be due upon receipt of the invoice. Customer agrees to make payment within 14 days. Upon the expiry of this deadline, Customers shall be in default of payment.

COMPETITION

The principal competitive factors in our industry are pricing and availability of product, service and delivery capabilities, ability to assist with problem-solving, customer relationships, and geographic coverage. Many of our competitors have greater financial capacity and are able to withstand any potential market fluctuations better than we can. To maintain a competitive position, PNMG will focus on providing helpful customer service. We will have vast selection of products as well as same- day delivery services within 100 miles radius. We also offer a no minimum order size and no shipping charges, as well as returns of unused, saleable products for an instant credit. Our competition will include other distribution companies, importers, and agents with the same or similar product list. However, the medical field grows rapidly and there is a constant need for new and more sophisticated equipment as well as more supplies. We expect competition to continue to intensify in the future. Competitors include companies with a more substantial customer bases. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, and support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us, which could cause us to cease operations.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We are a development stage company and currently have two employees: our president, Pedro Perez Niklitschek and Miguel Molina Urra, our secretary, each devotes twenty hours per week to our operations.

OFFICES

Our office is currently located at San Isidro 250, depto 618, Santiago, Chile, 8240400. Our telephone number is (569) 65922350. The office and storage space is provided by our director is free of charge (approx. 150 sq. feet). We do not pay any rent to Mr. Niklitschek and there is no agreement to pay any rent in the future.

Upon the completion of our offering, we intend to rent a bigger storage (approx. 500 sq. feet) in the center of Santiago. As of the date of this prospectus, we have not sought or selected a new office sight and have no arrangement or lease agreement for the bigger storage.

GOVERNMENT REGULATION

We do not believe that government regulation will have a material impact on the way we conduct our business.

                               LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and director are as follows:

Name and Address of Executive
  Officers and Director                 Age                 Position
  ---------------------                 ---                 --------
Pedro Perez Niklitschek                 27     President, Treasurer and Director
San Isidro 250, depto 618, Santiago
Chile, 8240400

Miguel Molina Urra
Santo Domingo 1325, depto 306,          28     Secretary
Santiago, Chile, 8240400

From 2003 to 2007 Mr. Niklitschek studied at University Gabriela Mistral, his major was in commerce. Starting from 2008 till 2011 he worked full-time as a manager at a distribution company GEPN technology, the company majors in the distribution of heavy machinery and engineering equipment from China. From 2011 to present our president still works part-time at GEPN technology and part time devotes to starting up PNMG Inc. Pedro Perez Niklitschek has been our president as well as our promoter since January 30, 2012. Mr. Niklitschek's qualifications to serve on our Board of Directors are primarily based on his experience and established network of business contacts in our industry as well as his business educational background.

Miguel Molina Urra, our secretary, studied at University of Chile, majored in accounting from 2002 till 2006. From 2007 to present Mr. Urra works as a financial accountant for Uvas Chile, Chilean wine company. In addition to his full-time job he devotes 20 hours a week to PNMG Inc.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Mr. Niklitschek, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES

At this time we have two significant employees. Our president, Pedro Perez Niklitschek and Miguel Molina Urra, our secretary, each devotes twenty hours per week to our operations. As our business expands, Mr. Niklitschek and Molina Urra intend to devote as much time as the Board of Directors deems necessary to manage the affairs of the company.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary (collectively, the "Named Executive Officers") from inception on January 30, 2012 until March 31, 2012:

SUMMARY COMPENSATION TABLE

                                                                     Non-Equity      Nonqualified
 Name and                                                            Incentive         Deferred
 Principal                                     Stock      Option        Plan         Compensation    All Other
 Position       Year     Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)   Earnings($)  Compensation($)  Total($)
 --------       ----     ---------  --------  ---------  ---------  ---------------   -----------  ---------------  --------
Pedro Perez    January     -0-        -0-        -0-        -0-           -0-             -0-            -0-           -0-
Niklitschek,   30, 2012
President,     to March
Treasurer      31, 2012

Miguel Molina  January     -0-        -0-        -0-        -0-           -0-             -0-            -0-           -0-
Urra,          30, 2012
Secretary      to March
               31, 2012

There are no current employment agreements between the company and its officers.

Pedro Perez Niklitschek currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company revenue will pass break-even point. At this time, we cannot accurately estimate when break-even point will occur to implement this compensation, or what the amount of the compensation will be.

Miguel Molina Urra currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company revenue will pass break-even point. At this time, we cannot accurately estimate when break-even point will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of March 31, 2012:

                   Fees                              Non-Equity      Nonqualified
                  Earned                             Incentive         Deferred
                 Paid in      Stock      Option        Plan          Compensation      All Other
    Name         Cash($)     Awards($)  Awards($)  Compensation($)    Earnings($)    Compensation($)   Total($)
    ----         -------     ---------  ---------  ---------------    -----------    ---------------   --------
Pedro Perez        -0-         -0-         -0-           -0-              -0-              -0-            -0-
Niklitschek

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pedro Perez Niklitschek will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

A shareholder and an officer Pedro Perez Niklitschek loaned $3,600 to the Company to open the bank account and help fund operations. The loans are unsecured, non-interest bearing and due on demand. The balance due to our shareholder and an officer was $3,600 as of March 31, 2012. The office and storage space is provided by our director is free of charge (approx. 150 sq.
ft). We do not pay any rent to Mr. Niklitschek and there is no agreement to pay any rent in the future.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of March 31, 2012 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                  Name and Address of       Amount and Nature of
Title of Class     Beneficial Owner         Beneficial Ownership      Percentage
--------------     ----------------         --------------------      ----------
Common Stock      Pedro Perez                 5,000,000 shares           100%
                  Niklitschek (director)      of common stock
                  San Isidro 250, depto
                  618, Santiago
                  Chile, 8240400

                  Miguel Molina Urra                                       0%
                  Santo Domingo 1325,
                  depto 306,
                  Santiago, Chile,
                  8240400

                  Director and Executive      5,000,000 shares           100%
                   officers as a group        of common stock
                   (2 persons)

On March 31, 2012 there were 5,000,000 shares of our common stock issued and outranging.

                              PLAN OF DISTRIBUTION

PNMG INC. has 5,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 5,000,000 shares of its common stock for sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company's selling efforts in the offering, Pedro Perez Niklitschek will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Pedro Perez Niklitschek is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Niklitschek will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Pedro Perez Niklitschek not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Niklitschek will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our president will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

PN Med Group Inc will receive all proceeds from the sale of the 5,000,000 shares being offered. The price per share is fixed at $0.02 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.02 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which PN Med Group Inc has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

PN Med Group Inc will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of March 31, 2012 there were 5,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record and no shares of preferred stock issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; and (iii) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

ANTI-TAKEOVER LAW

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the state of Nevada; and does business in the state of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our company.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

        DISCLOSURE OF COMMISSION POSITION REGARDING INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by one of our director, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                                  LEGAL MATTERS

An opinion regarding the validity of the issuance of the shares of our common stock offered hereby will be provided by Stepp Law Corporation. A copy of the correspondence pursuant to which Stepp Law Corporation provides that opinion is included as an exhibit to the registration statement of which this prospectus is a part.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with PN Med Group Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                     EXPERTS

Silberstein Ungar, PLLC, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Silberstein Ungar, PLLC, has presented its report with respect to our audited financial statements.

                              AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at www.sec.gov.

                              FINANCIAL STATEMENTS

The financial statements of PNMG Inc. for the period ended March 31, 2012, and related notes, included in this prospectus have been audited by Silberstein Ungar, PLLC, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

                                PN MED GROUP INC.

                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                                 MARCH 31, 2012


Report of Independent Registered Public Accounting Firm                     F-1

Balance Sheet as of March 31, 2012                                          F-2

Statement of Operations for the period from
January 30, 2012 (Date of Inception) to March 31, 2012                      F-3

Statement of Stockholder's Equity as of March 31, 2012                      F-4

Statement of Cash Flows for the period from
January 30, 2012 (Date of Inception) to March 31, 2012                      F-5

Notes to the Financial Statements                                           F-6

Silberstein Ungar, PLLC CPAs and Business Advisors
--------------------------------------------------------------------------------
                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com


             Report of Independent Registered Public Accounting Firm

To the Board of Directors of
PN Med Group Inc.
Santiago, Chile

We have audited the accompanying balance sheet of PN Med Group Inc. (the "Company") as of March 31, 2012, and the related statements of operations, stockholder's equity, and cash flows for the period from January 30, 2012 (Date of Inception) through March 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PN Med Group Inc. as of March 31, 2012 and the results of its operations and its cash flows for the period from January 30, 2012 (Date of Inception) through March 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are described in Note 8. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Silberstein Ungar, PLLC
----------------------------------
Bingham Farms, Michigan
April 27, 2012

                                PN MED GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                              AS OF MARCH 31, 2012

                                                                         2012
                                                                       --------
                                     ASSETS

Current Assets
  Cash and cash equivalents                                            $  8,443
                                                                       --------

Total Assets                                                           $  8,443
                                                                       ========

                     LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities
  Current Liabilities
    Accrued expenses                                                   $  4,500
    Loans from shareholder                                                3,600
                                                                       --------
Total Liabilities                                                         8,100
                                                                       --------
Stockholder's Equity
  Common stock, par value $0.001; 75,000,000 shares authorized,
   5,000,000 shares issued and outstanding                                5,000
  Additional paid in capital                                                  0
  Deficit accumulated during the development stage                       (4,657)
                                                                       --------
Total Stockholder's Equity                                                  343
                                                                       --------

Total Liabilities and Stockholder's Equity                             $  8,443
                                                                       ========


                 See accompanying notes to financial statements.

                                PN MED GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
       FOR THE PERIOD FROM JANUARY 30, 2012 (INCEPTION) TO MARCH 31, 2012

                                                                  Period from
                                                               January 30, 2012
                                                                (Inception) to
                                                                   March 31,
                                                                     2012
                                                                   --------

REVENUES                                                           $      0
                                                                   --------
OPERATING EXPENSES
  Professional fees                                                   4,500
  Bank fees                                                             157
                                                                   --------
TOTAL OPERATING EXPENSES                                              4,657
                                                                   --------

LOSS FROM OPERATIONS                                                 (4,657)

PROVISION FOR INCOME TAXES                                                0
                                                                   --------

NET LOSS                                                           $ (4,657)
                                                                   ========

NET LOSS PER SHARE: BASIC AND DILUTED                              $  (0.02)
                                                                   ========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                                  241,935
                                                                   ========

                 See accompanying notes to financial statements.

                                PN MED GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        STATEMENT OF STOCKHOLDER'S EQUITY
       FOR THE PERIOD FROM JANUARY 30, 2012 (INCEPTION) TO MARCH 31, 2012

                                                                                   Deficit
                                                                                 Accumulated
                                           Common Stock           Additional      during the         Total
                                       --------------------        Paid-in       Development      Stockholder's
                                       Shares        Amount        Capital          Stage            Equity
                                       ------        ------        -------          -----            ------
Inception, January 30, 2012                 --     $      --      $      --       $      --        $      --

Shares issued for cash at $0.001
 per share                           5,000,000         5,000             --              --            5,000

Net loss for the period ended
 March 31, 2012                             --            --             --          (4,657)          (4,657)
                                     ---------     ---------      ---------       ---------        ---------

Balance, March 31, 2012              5,000,000     $   5,000      $       0       $  (4,657)       $     343
                                     =========     =========      =========       =========        =========


                 See accompanying notes to financial statements.

                                PN MED GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
       FOR THE PERIOD FROM JANUARY 30, 2012 (INCEPTION) TO MARCH 31, 2012

                                                                  Period from
                                                               January 30, 2012
                                                                (Inception) to
                                                                   March 31,
                                                                     2012
                                                                   --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                          $ (4,657)
  Adjustments to reconcile net loss to net cash
   (used in) operating activities:
  Changes in assets and liabilities:
    Increase in accrued expenses                                      4,500
                                                                   --------
Net Cash Used in Operating Activities                                  (157)
                                                                   --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                  5,000
  Loans from shareholder                                              3,600
                                                                   --------
Net Cash Provided by Financing Activities                             8,600
                                                                   --------

Net Increase in Cash                                                  8,443
Cash, beginning of period                                                 0
                                                                   --------

Cash, end of period                                                $  8,443
                                                                   ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                    $      0
                                                                   ========
  Income taxes paid                                                $      0
                                                                   ========


                 See accompanying notes to financial statements.

                                PN MED GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 MARCH 31, 2012

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

PN Med Group Inc. (the "Company" or "PN Med") was incorporated under the laws of the State of Nevada on January 30, 2012. The Company plans to distribute medical supplies and equipment to municipalities, hospitals, pharmacies, care centers, and clinics throughout the country of Chile.

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a March 31 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $8,443 of cash as of March 31, 2012.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents, accrued expenses and amounts due to a shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

                                PN MED GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 MARCH 31, 2012

NOTE 2 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of March 31, 2012.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
PN Med does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 3 - ACCRUED EXPENSES

Accrued expenses at March 31, 2012 consisted of amounts owed to the Company's outside independent auditors for services rendered for period reported on in these financial statements.

NOTE 4 - LOAN FROM SHAREHOLDER

A shareholder and officer loaned $3,600 to the Company to open the bank account and help fund operations. The loans are unsecured, non-interest bearing and due on demand. The balance due to the shareholder and officer was $3,600 as of March 31, 2012.

NOTE 5 - CAPITAL STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On March 29, 2012, the Company issued 5,000,000 shares of common stock for cash proceeds of $5,000 at $0.001 per share.

There were 5,000,000 shares of common stock issued and outstanding as of March 31, 2012.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

                                PN MED GROUP INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                 MARCH 31, 2012

NOTE 7 - INCOME TAXES

As of March 31, 2012, the Company had net operating loss carry forwards of approximately $4,600 that may be available to reduce future years' taxable income in varying amounts through 2032. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                                      2012
                                                                    --------
Federal income tax benefit attributable to:
  Current Operations                                                $  1,583
  Less: valuation allowance                                           (1,583)
                                                                    --------
Net provision for Federal income taxes                              $      0
                                                                    ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                                      2012
                                                                    --------
Deferred tax asset attributable to:
  Net operating loss carryover                                      $  1,583
  Less: valuation allowance                                           (1,583)
                                                                    --------
Net deferred tax asset                                              $      0
                                                                    ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $4,600 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of March 31, 2012. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 9 - SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to March 31, 2012 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                   PROSPECTUS

                        5,000,000 SHARES OF COMMON STOCK

                                PN MED GROUP INC.


                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL _____________ ___, 2012, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

       SEC Registration Fee                            $    20
       Printing Expenses                               $   200
       Accounting Fees and Expenses                    $ 1,000
       Auditor Fees and Expenses                       $ 4,500
       Legal Fees and Expenses                         $ 4,280
       Transfer Agent Fees                             $     0
                                                       -------
       TOTAL                                           $10,000
                                                       =======
----------
(1)  All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

PNMG Inc.'s bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling PN Med Group Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. On March 29, 2012, PNMG Inc. sold 5,000,000 shares of common stock to our president, Mr. Niklitschek, for a purchase price of $0.001 per share, for aggregate offering proceeds of $5,000. PN Med Group Inc. made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the securities were offered and sold in a non-public offering to a "sophisticated investor" who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

ITEM 16. EXHIBITS

Exhibit
Number                       Description of Exhibit
------                       ----------------------

 3.1 *      Articles of Incorporation of the Registrant
 3.2 *      Bylaws of the Registrant
 5.1 *      Opinion re: Legality and Consent of Counsel
10.1 *      Distribution Agreement
10.2 *      Oral Agreement between Mr. Niklitschek
23.1 *      Consent of Legal Counsel (contained in exhibit 5.1)
23.2        Consent of Silberstein Ungar, PLLC

----------
* Filed previously

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the San Isidro 250, depot 618, Santiago, Chile, 8240400 on July 19, 2012.


PN MED GROUP INC.


By: /s/ Pedro Perez Niklitschek
   ---------------------------------------
Name:  Pedro Perez Niklitschek
Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


By: /s/ Pedro Perez Niklitschek
   ---------------------------------------
   Pedro Perez Niklitschek
   Principal Executive Officer, Controller
   Principal Financial Officer, Director


Dated: July 19, 2012

                                  EXHIBIT INDEX

Exhibit
Number                       Description of Exhibit
------                       ----------------------

 3.1 *      Articles of Incorporation of the Registrant
 3.2 *      Bylaws of the Registrant
 5.1 *      Opinion re: Legality and Consent of Counsel
10.1 *      Distribution Agreement
10.2 *      Oral Agreement between Mr. Niklitschek
23.1 *      Consent of Legal Counsel (contained in exhibit 5.1)
23.2        Consent of Silberstein Ungar, PLLC

----------
* Filed previously